As filed with the Securities and Exchange Commission on July 12, 2010
REGISTRATION NO. 333-165515

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No.1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	7359	23-2679963

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(610) 989-0340
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive officers)

George R. Jensen, Jr.
Chief Executive Officer
USA Technologies, Inc.
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(610) 989-0340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas M. Lurio, Esquire Lurio & Associates, P.C. 2005 Market Street, Suite 3320 Philadelphia, PA 19103-7015 (215) 665-9300	Peter B. Hirshfield, Esquire Hirshfield Law 1035 Park Avenue, Suite 7B New York, NY 10028 (646) 827-9362

Approximate date of commencement of proposed sale to the public:  This post-effective amendment no. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

On March 16, 2010, USA Technologies, Inc. (the “Company”) filed a registration statement on Form S-1 (File No. 333-165515) (the “Registration Statement”), pertaining to the registration of up to 3,333,333 shares of common stock of the Company, no par value per share (“Shares”), warrants to purchase 3,333,333 Shares (“Warrants”), and shares of common stock underlying the Warrants (“Warrant Shares”) which were offered to the public (“Offering”).  The Registration Statement was declared effective on April 29, 2010.  The Offering concluded on May 12, 2010. The Company sold 2,753,454 Shares and 2,753,454 Warrants in connection with the Offering.

In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities remaining unsold at the termination of the offering, the Company hereby removes from the Registration Statement the 579,879 Shares, 579,879 Warrants, and 565,130 Warrant Shares registered but unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on July 12, 2010.

USA TECHNOLOGIES, INC.

By:	/s/ George R. Jensen, Jr.
GEORGE R. JENSEN, JR.,
Chairman & Chief Executive Officer